CERTIFICATION OF PERIODIC FINANCIAL REPORTS




The undersigned, as Chief Executive Officer of UTG Communications International, Inc., does hereby certify that UTG's annual report for the year ended March 31, 2001 on Form 10-KSB which contains audited financial statements for the year ending March 31, 2001, fully complies with the requirements of Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and that information contained in this report fairly represents, in all material respects, the financial condition and results of operations of UTG Communications International, Inc.



___________________
Ueli Ernst, President
UTG Communications International, Inc.